UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IMMTECH PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMMTECH PHARMACEUTICALS, INC.
One North End Avenue
New York, NY 10282
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held March 31, 2009
To the Stockholders of Immtech Pharmaceuticals, Inc.:
The board of directors cordially invites you to attend our annual meeting of stockholders on March 31, 2009, at 1:00PM at the Grand Hyatt New York, 109 East 42nd Street, New York, NY 10017, for the following purposes:
•
Proposal No. 1 — to elect six directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•
Proposal No. 2 — to ratify the audit committee’s selection of Virchow, Krause & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
This year, we are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2008 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
Only stockholders of record at the close of business on February 24, 2009 will be entitled to notice of the annual meeting and to vote on any matters which come before the meeting or any adjournment or postponement thereof. If you wish to attend the meeting in person, please bring with you the admission ticket attached to the proxy card or other proof of your share ownership as of the record date (examples of acceptable evidence of share ownership are described in the attached proxy statement). Whether or not you plan to attend the annual meeting, your shares should be represented. To insure that your vote is counted, you are urged to vote by proxy via mail, telephone or the Internet as described on the enclosed proxy card. Proxies or voting cards delivered to you by or for brokers or fiduciaries should be returned as requested by them. Prompt return of proxies will save the expense involved in further communication. Voting by mail, telephone or Internet will not limit your right to vote in person or to attend the annual meeting, but will insure your representation if you cannot attend. Your proxy is revocable at any time prior to its use.

By order of the Board of Directors,
/s/ Gary C. Parks
Gary C. Parks
Secretary, Immtech Pharmaceuticals, Inc.

March 2, 2009
New York, NY

IMMTECH PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD March 31, 2009
The board of directors of Immtech Pharmaceuticals, Inc., a Delaware corporation (“Immtech,” “we,” “us,” “our” or the “Company”), hereby solicits your proxy for use at the 2008 annual meeting of stockholders to be held on March 31, 2009, at 1:00PM at the Grand Hyatt New York, 109 East 42nd Street, New York, NY 10017, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. This proxy statement, notice and proxy card are first being mailed to stockholders of record as of February 24, 2009 on or about March 2, 2009.
If you complete your proxy by mail, telephone or Internet, you appoint Eric L. Sorkin and Gary C. Parks as your proxies at the annual meeting. Your proxies will vote your shares as you instruct. If you sign and return your proxy, but fail to instruct how to vote your shares, Mr. Sorkin or Mr. Parks will vote your shares in favor of the slate of directors nominated by the board and “for” the proposals set forth on the proxy card. This way your shares will be voted whether or not you attend. We recommend that you vote by proxy in advance of the annual meeting even if you plan to attend just in case your plans change and you are unable to attend.
The board does not know of any matters to be presented at the annual meeting other than those listed on the notice and described in this proxy statement. If a matter comes up for vote that is not covered by your proxy, your proxies will vote your shares in accordance with their judgment if you have competed your proxy card and authorized them to do so.
The board encourages you to attend the annual meeting in person. No matter what method you use to vote, if you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by (i) giving written notice of revocation to the Secretary of Immtech, (ii) submitting a signed proxy bearing a date later than the date of the prior proxy or (iii) attending the annual meeting and voting in person. Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.
Our principal executive offices are located at One North End Avenue, New York, NY 10282, and our telephone number is (212) 791-2911 or toll free (877) 898-8038.

PURPOSE OF THE MEETING
At our annual meeting, stockholders will be asked to consider and vote upon the following matters:
•
Proposal No. 1 — to elect six directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•
Proposal No. 2 — to ratify the audit committee’s selection of Virchow, Krause & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
INFORMATION ABOUT THE ANNUAL MEETING
Who is entitled to vote?
The record date for the meeting is February 24, 2009. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. For more information, see the description of shares eligible to vote under the heading “Voting Rights of Common and Preferred Stockholders” below.
Am I entitled to vote if my shares are held in “street name”?
Yes, if a bank or brokerage firm holds your shares in street name for you, you are considered the “beneficial owner” of the shares. If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.
What if I do not give my bank or brokerage firm voting instructions for my shares held in “street name”?
If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” For purposes of this annual meeting, the Company has determined that the election of directors (Proposal 1) and the ratification of the appointment of the independent auditors (Proposal 2) are routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters, which are referred to as “broker non-votes.” Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

May I attend the annual meeting if I hold my shares in “street name”?
As the beneficial owner of shares, you are invited to attend the annual meeting. If you are not a record holder, however, you may not attend the meeting or vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares. See “Who can attend the meeting?” below.
How many shares must be present to hold the meeting?
A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of our outstanding shares (including the number of shares represented by our outstanding preferred stock on an as-if converted basis) as of the record date, will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
What if a quorum is not present at the meeting?
If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy or the chairman of the meeting may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice may be given.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
This year, we are pleased to be using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.
Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.
In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically.

Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.
How can I access the proxy materials over the Internet?
Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:
•	View our proxy materials for the annual meeting on the Internet; and
•	Instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on our website at www.immtechpharma.com.
Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.
How may I obtain a paper copy of the proxy materials?
Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.
How do I vote if I am a registered stockholder?
1. You may vote by mail. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the annual meeting in accordance with your instructions.
2. You may vote by telephone or on the Internet. If you are a registered stockholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card. Stockholders with shares registered directly with Computershare Investor Services, LLC, Immtech’s transfer agent, may vote (i) on the Internet at the following web address: http://www.envisionreports.com/IMM or (ii) by telephone by dialing 1-866-641-4276 (toll free from the United States and Canada). If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 1:00 a.m. (Central Time) on March 31, 2009.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you via the Internet. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for us to send you proxy materials and annual reports.
3. You may vote in person at the meeting. If you are a registered stockholder and attend the meeting (please remember to bring your admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.
How do I vote if I hold my shares in “street name”?
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Immtech. Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.
These Internet and telephone voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that Immtech is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.
Who can attend the meeting?
Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.” You must also bring a valid government-issued photo identification, such as a driver’s license or a passport.
If your shares are held in street name and you wish to attend the meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring a valid government-issued photo identification, such as a driver’s license or a passport.
Security measures will be in place at the meeting and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted or, if admitted, will be required to leave.

Can I change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote any time before your vote is cast at the meeting:
•	by submitting another properly completed proxy card with a later date;
•	by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or
•
if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Immtech prior to or at the meeting. If notice is to be given prior to the meeting, please send it to: Immtech Pharmaceuticals, Inc., 150 Fairway Drive, Suite 150, Vernon Hills, Illinois 60061, Attention: Mr. Gary C. Parks. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?
Our transfer agent, Computershare Investor Services, will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.
How does the board of directors recommend that I vote on the proposals?
The board recommends that you vote “FOR” each proposal in this proxy statement.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, your shares will be voted:
•	FOR the election of the six nominees to the board of directors; and
•	FOR the ratification of the appointment of Virchow, Krause & Company, LLP as Immtech’s independent registered public accounting firm for the fiscal year ending March 31, 2009.
Will any other business be conducted at the meeting?
We are not aware of any other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his best judgment if you so authorize.

How many votes are required to elect the director nominees (Proposal 1)?
The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect the six nominees as directors. This means that the six nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.
How many votes are required to approve the ratification of the appointment of Virchow, Krause & Company, LLP as Immtech’s independent registered public accounting firm (Proposal 2)?
Proposal 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote to approve the ratification of the appointment of Virchow, Krause & Company, LLP as Immtech’s independent registered public accounting firm.
How will abstentions and broker non-votes be treated?
Shares voting “abstain” have no effect on the election of directors. For the proposal to ratify the independent registered public accounting firm (Proposal 2) abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote.
VOTING RIGHTS OF COMMON AND PREFERRED STOCKHOLDERS
The board has fixed the close of business on February 24, 2009 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. Holders of record of our common stock, $0.01 par value (“Common Stock”), Series A Convertible Preferred stock, $0.01 par value (“Series A Preferred Stock”), Series B Convertible Preferred stock, $0.01 par value (“Series B Preferred Stock”), Series C Convertible Preferred stock, $0.01 par value (“Series C Preferred Stock”), and Series D Convertible Preferred stock, $0.01 par value (“Series D Preferred Stock”), at the close of business on the record date will be entitled to vote together as a single class on all matters that come before the meeting. At the close of business on the record date, there were issued and outstanding:
•	16,966,048 shares of Common Stock (representing 16,966,048 votes);
•	32,500 shares of Series A Preferred Stock (representing 183,823 votes);

•	9,464 shares of Series B Preferred Stock (representing 59,150 votes);
•	45,536 shares of Series C Preferred Stock (representing 257,556 votes); and
•	115,200 shares of Series D Preferred Stock (representing 320,003 votes).
As of the record date, each share of Series A Preferred Stock was convertible into 5.6561 shares of Common Stock, each share of Series B Preferred Stock was convertible into 6.25 shares of Common Stock, each share of Series C Preferred Stock was convertible into 5.6561 shares of Common Stock and each share of Series D Preferred Stock was convertible into 2.7778 shares of Common Stock. Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such stock is convertible on the record date.
A total of 17,786,580 votes representing Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are entitled to vote at the annual meeting.
The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock entitled to vote, voting as a single class, represented in person or by proxy, constitutes a quorum for the transaction of business at the annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Information about the Nominees
Your vote is requested in favor of six directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death. The board, pursuant to the recommendation of the Company’s nominating committee, has selected the six persons listed below as nominees. Each of the nominees is currently a director of Immtech. The table below sets forth the names and principal occupation of each of the nominees. A summary of the background and experience of each of these individuals is set forth after the table.

Name	Age	Current Occupation
Eric L. Sorkin	49	Chairman, President and Chief Executive Officer of Immtech

Cecilia Chan	45	Vice Chairman and Director

David M. Fleet	63	Pharmaceutical Consultant

Judy Lau	49	Investment Advisory Firm

Levi H.K. Lee, MD	68	Medical Doctor

Donald F. Sinex	59	Partner, Private Equity Firm
Eric L. Sorkin, President, Chief Executive Officer and Chairman of the Board of Directors. In 2000, Mr. Sorkin became a director of the Registrant. In 2005, he was appointed Chairman of the Board of Directors and in January 2006, Chief Executive Officer. He became President in May 2006. Mr. Sorkin began his career on Wall Street in 1982 at Dean Witter, which is now a subsidiary of Morgan Stanley. From an entry-level position, he was promoted to Managing Director within six years. Mr. Sorkin was among the core group of professionals at Dean Witter that developed the firm’s investment portfolio to assets of over $3 billion. Mr. Sorkin was responsible for investment selection, negotiations, transaction and financial structuring, debt placement and asset management. Mr. Sorkin was a Vice President, owner, and/or director of over 20 public investment partnerships with investment funds totaling over $1 billion. In 1993, Mr. Sorkin created his own investment firm and began making private equity investments in the United States and in China. Mr. Sorkin graduated from Yale University with a B.A. in Economics.

Cecilia Chan, Vice Chairman and Director. Ms. Chan has served as a member of the Board of Directors since November 16, 2001. She joined the Registrant as Vice President in July 1999, and was appointed to her current post as Vice Chairman on November 13, 2007. She has 23 years of experience in making investments and in business development. She began working on our growth strategy in 1998, spearheading our IPO in April 1999. Ms. Chan is responsible for strategic development, fund raising and directing our uses of capital resources. Prior to joining us, Ms. Chan was a Vice President at Dean Witter until 1993 and thereafter concentrated her efforts as a private investor until she joined us. During her eight years at Dean Witter, Ms. Chan completed over $500 million in investments and was Vice-President of public partnerships having assets in excess of $800 million. Since 1993, Ms. Chan has developed and funded investments in the United States and in China. She graduated from New York University in 1985 with a Bachelor of Science degree in International Business.
David M. Fleet, Director. Mr. Fleet has served as a director since August 24, 2007. Mr. Fleet is also an independent director on the board of OnMedica Group Ltd. Since 2002, Mr. Fleet has served as Principal in David Fleet Pharmaceutical Industry Consultancy Services. From 1997 to 2002, Mr. Fleet was Senior Vice President of Global Business Development for Innovex Ltd. — Quintiles Transnational. Mr. Fleet was a founding shareholder of Innovex Ltd in 1988 until Innovex’s acquisition by Quintiles Transnational in 1996. During that time he served as Managing Director at Novex Pharma Ltd from 1988 to 1993, and from 1993 to 1996 he was responsible for global business development and establishment of principal subsidiaries in Germany, the United States, and Japan. From 1978 to 1988, Mr. Fleet worked at Schering-Plough where he was responsible for various operations. From 1985 to 1988 he was Area Director for Middle East and Africa responsible for development and growth of ethical and OTC products business. Previously he was manager of Schering-Plough’s third-largest pharmaceutical plant in Europe with responsibility for manufacturing operations for a full range of pharmaceutical products. From 1975 to 1978, Mr. Fleet worked at Major & Co. Manufacturing based in Ghana/Nigeria as general manager for ethical pharmaceuticals. From 1967 to 1975, he worked at Ward Blenkinsop & Co. Ltd., a division of Boehringer Ingelheim.
Judy Lau, Director. Ms. Lau has served as a member of the Board of Directors since October 31, 2003. Since July 2002, Ms. Lau has served as the Chairperson of Convergent Business Group, a Hong Kong-based investment advisory firm with investments focused in high technology, life sciences, healthcare and environmental engineering projects in the greater China region. From May of 2001 to July of 2002, Ms. Lau served as General Manager of China Overseas Venture Capital Co. Ltd., a venture capital firm. From October of 2000 to April of 2001, Ms. Lau served as Chief Executive Officer of the Good Fellow Group, a Chinese investment firm; and from March of 1999 to September of 2000, Ms. Lau was the Managing Director of America Online HK, an Internet Service Provider and Hong Kong affiliate of Time Warner, Inc. From April of 1998 to February of 1999, Ms. Lau worked as a consultant to Pacific Century Group. Ms. Lau has served in the position of Director of Immtech HK since June, 2003. Ms. Lau was named in 2000, one of the thirty-six most influential Business Women of Hong Kong by Capital Magazine and is a Fellow of the Hong Kong Association for the Advancement of Science and Technology.
Levi Hong Kaye Lee, MD, Director. Dr. Lee has served as Director since October 31, 2003. Dr. Lee has been in private medical practice, specializing in pediatrics, since 1971. His practice is located in Hong Kong. Dr. Lee received a B.A. in Biochemistry from the University of California, Berkeley, in 1962, and received his M.D. from the University of California, San Francisco, in 1966. Dr. Lee has served in the position of Director of Immtech HK since June, 2003. He was appointed a Diplomat of the American Board of Pediatrics in 1971.

Donald F. Sinex, Director. Mr. Sinex has served as a Director since October 2006. Since 1997, Mr. Sinex has been a partner with Devonwood Investors, LLC, a private equity firm specializing in real estate and general corporate investments. Prior to founding Devonwood Investors in 1997, Mr. Sinex was executive vice president and managing director of JMB Realty Corporation, one of the largest commercial real estate companies in the United States. While at JMB Realty Corporation, Mr. Sinex managed all acquisitions and investments in New York City, Washington, and Boston, and completed acquisitions of over $6.5 billion of assets during his tenure. Mr. Sinex received his B.A. from the University of Delaware, a J.D. degree from the University of Miami School of Law, and an MBA from the Harvard Business School.
Each of the above nominees has indicated a willingness to serve. Should any nominee become unavailable prior to the annual meeting, your proxy will vote your shares for the person or persons recommended by the board to the extent you authorize. If you sign and return your proxy (whether by mail, telephone or Internet) your shares will be voted for the director slate nominated by the board except to the extent that you withhold authority for any nominee(s). The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect the six nominees as directors.
THE BOARD UNANIMOUSLY RECOMMENDS THAT
YOU VOTE IN FAVOR OF THE ABOVE NOMINEES FOR
THE BOARD OF DIRECTORS.
Meetings and Committees of the Board of Directors
During the fiscal year ended March 31, 2008 (“Fiscal Year 2008”), the board of directors held a total of five board meetings and took action by unanimous written consent on eight occasions. All of our directors have agreed to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier resignation, removal, disqualification or death. There are no arrangements between any director or executive officer and any other person pursuant to which the director or officer is to be selected as such. There is no family relationship between the directors, executive officers or persons nominated or appointed by the board to become directors or executive officers. Directors Fleet, Lau, Lee, and Sinex are “independent” in accordance with the rules of the NYSE Alternext US.
Each director attended at least 75% of (a) the total number of meetings of the board of directors and (b) the total number of meetings of all committees of the board of directors on which he or she served for Fiscal Year 2008. Immtech’s policy is to encourage board members to attend its annual meeting of stockholders. Two of our directors attended the previous annual meeting.
The board of directors has an audit committee, a compensation committee and a nominating committee. The function, composition, and number of meetings of each of these committees are described below.

Audit Committee
The audit committee (a) has sole authority to appoint, replace and compensate our independent registered public accounting firm and is directly responsible for oversight of its work; (b) approves all audit fees and terms, as well as any permitted non-audit services; (c) meets and discusses directly with our independent registered public accounting firm its audit work and related matters; and (d) oversees and performs such investigations with respect to our internal and external auditing procedures and affairs as the audit committee deems necessary or advisable and as may be required by applicable law. Our audit committee’s charter can be found in the “Corporate Governance” section of our website at www.immtechpharma.com.
The members of the audit committee are Mr. Sinex (Chairman), Dr. Lee and Ms. Lau. Each member of the audit committee is “independent” in accordance with the current listing standards of the NYSE Alternext US, and Mr. Sinex qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The audit committee took action four times, by meeting or by written unanimous consent, during Fiscal Year 2008.
Compensation Committee
The compensation committee (a) annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management; (b) selects recipients of awards of incentive stock options and non-qualified stock options and establishes the number of shares and other terms applicable to such awards; and (c) construes the provisions of and generally administers the 2007 Stock Incentive Plan (the “2007 Plan”).
The members of the compensation committee are Ms. Lau (Chairman), Mr. Fleet and Mr. Sinex. Each member of the compensation committee is “independent” in accordance with the current listing standards of the NYSE Alternext US. Our compensation committee’s charter can be found in the “Corporate Governance” section of our website at www.immtechpharma.com. The compensation committee took action three times, by meeting or by unanimous written consent, during Fiscal Year 2008.
Nominating Committee
The nominating committee has authority to review the qualifications of, interview and nominate candidates for election to the board of directors. The nominating committee took action five times during Fiscal Year 2008. Our nominating committee’s charter can be found in the “Corporate Governance” section of our website at www.immtechpharma.com. The members of the nominating committee are Dr. Lee (Chairman), Mr. Fleet and Mr. Sinex. Each member of the nominating committee is “independent” in accordance with the current listing standards of the NYSE Alternext US.

The primary functions of the nominating committee are to:
•	recruit, review and nominate candidates for election to the board of directors;
•	monitor and make recommendations regarding committee functions, contributions and composition;
•	develop the criteria and qualifications for membership on the board of directors; and
•	administer any director compensation plan.
The nominating committee works with the board to develop the credentials and characteristics required of board and committee nominees in light of current board and committee composition, our business, operations, applicable legal and listing requirements, and other factors they consider relevant. The nominating committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants. The nominating committee will review candidates in the same manner regardless of the source of the recommendation.
The nominating committee will consider recommendations for director candidates submitted in good faith by stockholders. A stockholder recommending an individual for consideration by the nominating committee must provide (i) evidence in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s), and (iv) all information regarding the candidate(s) that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 150 Fairway Drive, Suite 150, Vernon Hills, Illinois 60061, Attention: Mr. Gary C. Parks.
For board membership, the nominating committee takes into consideration applicable laws and regulations (including those of the NYSE Alternext US), diversity, age, skills, experience, integrity, ability to make independent analytical inquires, understanding of Immtech’s business and business environment, willingness to devote adequate time and effort to board responsibilities and other relevant factors, including experience in the pharmaceutical industry.
Related Party Transactions
The audit committee is required to review and approve all related party transactions including those transaction that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. If such transaction relates to compensation, it must be approved by the compensation committee as well. All related party transactions must also be approved by the disinterested members of the board.

Communications with the Board of Directors
The board has provided a procedure for stockholders or other persons to send written communications to the board, a board committee or any of the directors, including complaints to the audit committee regarding accounting, internal accounting controls, or auditing matters. Stockholders may send written communications to the board, the appropriate committee or any of the directors by certified mail only, c/o Audit Committee Chairman, Immtech Pharmaceuticals, Inc., One North End Avenue, New York, NY 10282. All such written communications will be compiled by the Chairman of the audit committee and submitted to the board, a committee of the board or the individual directors, as appropriate, within a reasonable period of time. These communications will be retained with Immtech’s corporate records.
Information about Executive Officers and Key Employees
The table below sets forth the names and ages of our executive officers and key employees, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table. For biographical information for Eric L. Sorkin and Cecilia Chan, please see “—Information about the Nominees” above.

Name	Age	Position with Immtech
Eric L. Sorkin	49	Chairman, President and Chief Executive Officer

Cecilia Chan	45	Vice Chairman and Director

Gary C. Parks	58	Treasurer, Secretary and Chief Financial Officer

Carol Ann Olson	56	Senior Vice President and Chief Medical Officer
Gary C. Parks. Mr. Parks joined us in January 1994, having previously served at Smallbone, Inc., from 1989 until 1993, where he was Vice President, Finance. Mr. Parks was a Division Controller with International Paper from 1986 to 1989. Prior to that, he was Vice President, Finance, of SerckBaker, Inc., a subsidiary of BTR plc, from 1982 to 1986 and a board member of SerckBaker de Venezuela. Mr. Parks is a Director of Applied NeuroSolutions, Inc. (OTCBB: APNS). Mr. Parks holds a B.A. from Principia College and an MBA from the University of Michigan.
Carol Ann Olson, MD, Ph.D. Dr. Olson leads the development of our pharmaceutical products from drug candidate status through global registration and launch, followed by appropriate life cycle management. She is responsible for strategic planning and execution of all aspects of the clinical development plans, including preclinical and clinical research, chemistry, manufacturing and controls, regulatory affairs, and regulatory compliance and quality assurance. Dr. Olson joined the Company in October 2004 from Abbott Laboratories, where she worked for 11 years in various functions, most recently as Global Project Head and Global Medical Director for all Abbott antibiotics. In this capacity, Dr. Olson handled strategic planning, execution of clinical development plans, drug product safety, scientific communications, regulatory affairs planning and execution, and support for the commercial success of these products. Dr. Olson received her MD with Honors in 1986 from The Pritzker School of Medicine, The University of Chicago, and her Ph.D. in Biochemistry in 1982 from The University of Chicago. While at Abbot Laboratories she received the Outstanding Achievement Award, Global Medical Affairs (2001) and the Chairman’s Award (1994).

Compensation Discussion and Analysis
Overview
The compensation committee of our board of directors has overall responsibility for the compensation program for our executive officers. Our compensation committee consists solely of independent directors, as determined by the NYSE Alternext US listing standards. The compensation committee’s responsibilities are set forth in its charter, which you can find on our website at www.immtechpharma.com.
The compensation committee is responsible for establishing policies and otherwise discharging the responsibilities of the board with respect to the compensation of our executive officers, senior management, and other employees. In evaluating executive officer pay, the compensation committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the chief executive officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically is responsible for administering all of our incentive and equity-based plans. All decisions with respect to executive compensation are first approved by the compensation committee and then submitted, together with the compensation committee’s recommendation, to the independent members of the board for final approval.
We believe that the compensation of our executive officers should reflect their success in attaining key operating objectives. Compensation is based on growth of operating earnings and earnings per share, return on assets, satisfactory results of regulatory examinations, growth or maintenance of market share and long-term competitive advantage, which lead to attaining an increased market price for our stock. We promote asset growth and asset quality. We believe the performance of the executives in managing our company, considering general economic and company, industry and competitive conditions, should be the basis for determining our executive officers’ overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable. The price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of our company by our executive officers. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option program.

Elements of compensation for our executives generally include:
•	base salary (typically subject to upward adjustment annually based on individual performance);
•	stock option awards;
•	401(k) plan contributions; and
•	health, disability and life insurance.
Our allocation between long-term and currently paid compensation is intended to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our shareholders. We provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis. We provide non-cash compensation to reward performance against specific objectives and long-term strategic goals. Our compensation package for our executive officers for the fiscal year ending March 31, 2008 ranges from 61% to 44% in cash compensation and 39% to 56% in non-cash compensation, including benefits and equity-related awards. We believe that this ratio is competitive within the marketplace for companies at our stage of development and appropriate to fulfill our stated policies.
Elements of Compensation
Base Salary
Our compensation committee desires to establish salary compensation for our executive officers based on our operating performance relative to comparable peer companies over a three year period. In recommending base salaries for the fiscal year ending March 31, 2008, our compensation committee considered salaries paid to executive officers of other biotechnology and pharmaceutical companies similar in size, stage of development and other characteristics. Our compensation committee’s objective is to provide for base salaries that are competitive with the average salary paid by our peers. In making its recommendations, our compensation committee takes into account recommendations submitted by persons serving in a supervisory position over a particular officer or executive officer.

With respect to our fiscal year end March 31, 2008, the base salaries for our executive officers are reflected in our summary compensation table below and are as follows:

Eric L. Sorkin	$250,000	(1)

Cecilia Chan	$150,000	(2)

Gary Parks	$200,000

Carol Olson	$235,000

(1)	On March 12, 2008, Mr. Sorkin volunteered to reduce his annual salary from $375,000 to $250,000 effective as of April 1, 2008 and the request was approved by the board of directors.

(2)	On March 12, 2008, Ms. Chan volunteered to reduce her annual salary from $201,234 to $150,000 effective as of April 1, 2008 and the request was approved by the board of directors.
Bonus and Other Non-Equity Incentive Plan Compensation
Given our stage of development and our desire to conserve cash, we generally do not award cash bonuses or provide for other non-equity incentive plan compensation. However, Mr. Sorkin, our chief executive officer, is entitled to a cash bonus of up to 60% of his base salary for each year of his employment with us based on milestones to be determined by our compensation committee pursuant to the terms of his employment agreement with us.
Stock Option and Equity Incentive Programs
We believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and closely align the interests of our executive officers with the interests of our shareholders. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our Company in a manner that is consistent with the interests of our Company and our shareholders. In addition, the vesting feature of our equity grants should aid officer retention because this feature provides an incentive to our executive officers to remain in our employ during the vesting period. In determining the size of equity grants to our executive officers, our compensation committee considers our Company-level performance, the applicable executive officer’s performance, the period during which an executive officer has been in a key position with us, comparative share ownership of our competitors, the amount of equity previously awarded to the applicable executive officer, the vesting of such awards, the number of shares available under our 2007 Plan, the limitations under our 2007 Plan and the recommendations of management and any other consultants or advisors with whom our compensation committee may choose to consult.

We currently do not have any formal plan requiring us to grant, or not to grant, equity compensation on specified dates. With respect to newly hired executives, our practice is typically to consider stock grants at the first meeting of the compensation committee and the board of directors, following such executive officer’s hire date. The recommendations of the compensation committee are subsequently submitted to the board for approval. We intend to ensure that we do not award equity grants in connection with the release, or the withholding, of material non-public information, and that the grant value of all equity awards is equal to the fair market value on the date of grant.
We granted stock options to executive officers, Mr. Parks and Dr. Olson, on November 13, 2007 under our 2000 Stock Incentive Plan (the “2000 Plan”). In keeping with our standard policy and practice, the exercise price of the stock options that were awarded was $6.35 per share, which was the fair market value on the date of grant. The options generally vest ratably on a monthly basis over a two year period from the date of grant and expire ten years from the date of grant. The options that were granted are set forth in the Grants of Plan-Based Awards table below. All options are intended to be qualified stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent possible.
Perquisites
Our executive officers do not receive any perquisites and are not entitled to benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executive officers or employees.
Defined Contribution Plan
We maintain a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees subject to certain minimum age and service requirements. Our 401(k) plan allows employees to make voluntary contributions. The assets of the 401(k) plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant.
Employees who participate in our 401(k) may contribute to their 401(k) account up to the maximum amount that varies annually in accordance with the Internal Revenue Code. We also make available to 401(k) plan participants the ability to direct the investment of their 401(k) accounts in various investment funds.
Employment Agreements
In general, we do not enter into formal employment agreements with our employees, other than our chief executive officer. We have entered into an employment agreement with Mr. Sorkin, our current president and chief executive officer, as amended March 12, 2008 which reduces his base salary from $375,000 to $250,000 from April 1, 2008 through March 31, 2009. See “Post-Employment Compensation—Employment Agreement with Mr. Sorkin” below.

Our compensation committee recommended this agreement in part to enable us to induce our chief executive officer to work at a small, dynamic and rapidly growing company where his longer-term compensation would largely depend on future stock appreciation. Our chief executive officer may from time to time have competitive alternatives that may appear to him to be more attractive or less risky than working at Immtech. The change in control and severance benefits also mitigates a potential acquisition of the Company, particularly when services of the chief executive officer may not be required by the acquiring company. A description of the terms of these agreements, including post-employment payments and triggers, is included in the section entitled “Potential Payments Upon Termination or Change in Control.”
Accounting and Tax Considerations
We select and implement our various elements of compensation for their ability to help us achieve our performance and retention goals and not based on any unique or preferential financial accounting treatment. In this regard, Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation (other than certain enumerated categories of performance-based compensation) that we may deduct for federal income tax purposes. Compensation realized upon the exercise of stock options is considered performance based if, among other requirements, the plan pursuant to which the options are granted has been approved by the a company’s stockholders and has a limit on the total number of shares that may be covered by options issued to any plan participant in any specified period. Options granted under our 2007 Plan are considered performance based. Therefore any compensation realized upon the exercise of stock options granted under the 2007 Plan will be excluded from the deductibility limits of Section 162(m). While we have not adopted a policy requiring that all compensation be deductible, we consider the consequences of Section 162(m) in designing our compensation practices.
Stock Ownership Guidelines
Although we have not adopted any stock ownership guidelines, we believe that our compensation of executive officers, which includes the use of stock options, results in an alignment of interest between these individuals and our stockholders.
Benchmarking and Consultants
Our compensation committee reviews the history of all the elements of each executive officer’s total compensation over the past several years and compares the compensation of the executive officers with that of the executive officers in an appropriate market comparison group comprised of other biotechnology and pharmaceutical companies similar in size, stage of development and other characteristics.

Named Executive Officer Compensation
SUMMARY COMPENSATION TABLE

						Non-equity	Change in Pension
						Incentive Plan	Value and NQDC	All Other
Name and	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Principal Position	(ending March 31)	$	$	$	$ (2)	$	$	$ (3)	$

Eric L. Sorkin(1) Chief Executive Officer and Chairman	2008	$375,000	—	—	$232,911	—	—	$7,328	$615,239

Cecilia Chan(4) Vice Chairman and Director	2008	$201,234	—	—	$181,005	—	—	$7,328	$389,567

Gary C. Parks Secretary, Treasurer and Chief Financial Officer	2008	$200,000	—	—	$162,627	—	—	$15,192	$377,819

Carol Ann Olson, MD, Ph.D. Senior Vice President and Chief Medical Officer	2008	$235,000	—	—	$290,300	—	—	$11,068	$536,368

(1)
Mr. Sorkin became Chief Executive Officer on January 23, 2006 and subsequently became President on May 1, 2006. Mr. Sorkin’s base salary as of April 1, 2007 was $375,000 and was voluntarily reduced to $250,000 for one year effective as of April 1, 2008.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of the stock options granted to each of the named executive officers in 2007 and prior fiscal years, in accordance with SFAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, please refer to the notes in our financial statements. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	This column represents the dollar amount for the Company paid portion of health, dental, short term disability, long term disability, life insurance, and accidental death and dismemberment costs.

(4)	Ms. Chan’s base salary as of April 1, 2007 was $201,234 and was voluntarily reduced to $150,000 for one year effective as of April 1, 2008.

Stock Option Grants and Exercises During the Fiscal Year Ended March 31, 2008
The following table sets forth information concerning stock option grants made during the fiscal year ended March 31, 2008, to our executive officers named in the “Summary Compensation Table” above. The fair value information in the far right column is for illustration purposes only and is not intended to predict the future price of our Common Stock. The actual future value of the stock options will depend on the market value of the Common Stock.
GRANTS OF PLAN-BASED AWARDS

									All Other
								All Other Stock	Options
		Estimated			Estimated			Awards:	Awards:	Exercise
		Future Payouts			Future Payouts			Number	Number of	or Base	Grant Date
		Under Non-Equity			Under Equity			of Shares	Securities	Price of	Fair Value
		Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options (#)	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(1)	($/Sh) (2)	($) (3)

Gary C. Parks	11/13/07	—	—	—	—	—	—	—	45,000	6.35	210,982
Carol Ann Olson	11/13/07	—	—	—	—	—	—	—	45,000	6.35	210,982

(1)
These options vest and become exercisable in equal monthly installments with the first installment vesting on December 13, 2007. The options expire 10 years from the date of grant, which was November 13, 2007.

(2)	This column shows the exercise price for the stock options granted, which was the closing price of our Common Stock on November 13, 2007, the date of grant.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the Fiscal Year 2008 for the fair value of the stock options granted to each of the named executive officers in 2008 in accordance with SFAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2007 grants, please refer to the notes in our financial statements. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

The following table sets forth certain information with respect to outstanding stock option and warrant awards of the named executive officers for the fiscal year ended March 31, 2008.
OUTSTANDING EQUITY AWARDS AT MARCH 31, 2008

	Option/Warrant Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
				Equity				Market	Awards:	Payout
	Number of		Number of	Incentive Plan				Value of	Number of	Value of
	Securities		Securities	Awards:				Shares or	Unearned	Unearned
	Underlying		Underlying	Number of			Number of	Units of	Shares,	Shares,
	Unexercised		Unexercised	Securities			Shares or	Stock	Units or	Units or
	Options/		Options/	Underlying	Option/	Option/	Units of	that Have	Other	Other
	Warrants		Warrants	Unexercised	Warrant	Warrant	Stock that	Not	Rights that	Rights That
	Exercisable		Unexercisable	Unearned	Exercise	Expiration	Have Not	Vested	Have Not	Have Not
Name	(#)(1)		(#)(1)	Options (#)	Price ($)	Date (2)	Vested (#)	($)	Vested (#)	Vested ($)
Eric L. Sorkin	26,923	(2)	0	—	6.47	7/24/2008	—	—	—	—
	173,077	(2)	0	—	6.47	10/12/2008	—	—	—	—
	22,000		0	—	14.29	2/2/2014	—	—	—	—
	22,000		0	—	11.03	11/16/2014	—	—	—	—
	20,834		0	—	7.85	1/25/2016	—	—	—	—
	53,125		21,875	—	5.74	10/16/2016	—	—	—	—

Cecilia Chan	50,123	(2)	0	—	6.47	7/24/2008	—	—	—	—
	173,077	(2)	0	—	6.47	10/12/2008	—	—	—	—
	22,000		0	—	2.55	12/24/2012	—	—	—	—
	25,000		0	—	21.66	11/6/2013	—	—	—	—
	20,000		0	—	9.41	9/8/2014	—	—	—	—
	53,125		21,875	—	5.74	10/16/2016	—	—	—	—

Gary C. Parks	14,195		0	—	1.74	4/16/2008	—	—	—	—
	10,000		0	—	10.00	7/20/2011	—	—	—	—
	25,000		0	—	2.55	12/24/2012	—	—	—	—
	15,000		0	—	21.66	11/6/2013	—	—	—	—
	15,000		0	—	9.41	9/8/2014	—	—	—	—
	20,000		0	—	7.29	1/24/2016	—	—	—	—
	21,250		8,750	—	5.74	10/16/2016	—	—	—	—
	9,375		35,625		6.35	11/13/2017	—	—	—	—

Carol Ann Olson	40,000		0	—	8.38	10/18/2014	—	—	—	—
	30,000		0	—	7.29	1/24/2016	—	—	—	—
	21,250		8,750	—	5.74	10/16/2016	—	—	—	—
	9,375		35,625		6.35	11/13/2017	—	—	—	—

(1)	Except as indicated, the options granted vest and become exercisable in monthly installments over a two year period, commencing on the date of grant.

(2)	The amount represents the shares of Common Stock issuable upon exercise of the vested warrants.

OPTION/WARRANT EXERCISES

	Option/Warrant Awards
	Number of
	Shares Acquired	Value Realized
	on	on Exercise
Name	Exercise (#)	($)
Eric L. Sorkin	10,000	(3,550	)(1)
	972	3,344	(2)
Cecilia Chan	2,312	7,953	(3)
Gary C. Parks	0
Carol Ann Olson	0

(1)	Based on the market value of $5.99 per share on November 14, 2007, the exercise date, minus the average per share exercise price of $6.47 multiplied by the number of shares underlying the warrant.

(2)	Based on the market value of $5.99 per share on November 14, 2007, the exercise date, minus the average per share exercise price of $2.55 multiplied by the number of shares underlying the option.

(3)	Based on the market value of $8.30 per share on September 25, 2007, the exercise date, minus the average per share exercise price of $6.13 multiplied by the number of shares underlying the warrant.
Post-Employment Compensation
Employment Agreement with Mr. Sorkin
Upon becoming the Company’s Chief Executive Officer in January 2006, Mr. Sorkin elected to provide services to the Company without receiving an annual salary. On December 20, 2006, the Company and Mr. Sorkin entered into an employment agreement pursuant to which Mr. Sorkin was engaged as the Company’s President and Chief Executive Officer through March 31, 2007, with annual automatic renewals, unless either party provides not less than 30 days written notice. Mr. Sorkin is entitled to receive an annual cash salary of $375,000 beginning on April 1, 2007. In connection with the employment agreement, he also had the right to receive a stock option to purchase up to 325,000 shares of the Company’s common stock for an exercise price equal to $9.01, the closing price of our common stock on the date the agreement was signed, subject to the stockholders approval of a new equity incentive plan. Under the terms of the agreement, Mr. Sorkin also may receive (i) a cash bonus of up to 60% of his base salary beginning with the fiscal year ended March 31, 2008, based on milestones set in the sole discretion of the compensation committee or in the discretion of the compensation committee together with the other independent members of the board of directors (as directed by the board). The agreement was amended and restated in March 2007 at the request of Mr. Sorkin to remove the requirement that he be granted the 325,000 stock options and to provide that he will be eligible for future stock options conditioned on the Company’s achievements and milestones as determined by the compensation committee and the other independent directors of the board. The agreement was again amended and restated in March 2008 at the request of Mr. Sorkin to reduce his annual salary to $250,000 from April 1, 2008 through March 31, 2009.

If Mr. Sorkin is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement), then he will be entitled to receive (i) his base salary for a period of six months, (ii) benefits for 12 months, (iii) cash bonus on the date he otherwise would have received it, (iv) vesting of all stock options, and (v) the right to exercise all of his outstanding stock options through the end of their respective terms. In the event of Mr. Sorkin’s death, his estate is entitled to (i) his base salary for a period of 12 months, (ii) benefits for 12 months, (iii) vesting of all outstanding stock options, (iv) pro rata share of cash bonus through date of death, and (v) the right to exercise the options through the end of their respective terms. If Mr. Sorkin becomes disabled (as defined in the agreement) he is entitled to receive (i) his base salary for a period of 12 months (paid out of disability insurance to the extent available), (ii) benefits for 12 months, (iii) pro rata share of cash bonus through the date of disability, (iv) vesting of all outstanding stock options, and (v) the right to exercise the stock options through the end of their respective terms. In the event there is a change in control of the Company (as defined), whether or not Mr. Sorkin’s employment is terminated, all outstanding stock options will vest.
The following table quantifies the amounts that we would owe Mr. Sorkin upon each of the termination triggers discussed above:
EXECUTIVE PAYMENTS UPON TERMINATION AS OF MARCH 31, 2008
Eric L. Sorkin
Chairman, Chief Executive Officer and President

					Termination
					without Cause
					or with Good
					Reason Prior
					to CIC or more		CIC Whether or
Executive Benefits and Payments					than 24 months		Not Services are
Upon Termination	Disability		Death		after CIC (1)		Terminated
Severance Payments
Base Salary	$375,000	(2)	$375,000	(2)	$187,500	(3)	—
Short-Term Incentive	—	(4)	—	(4)	—	(5)	—

Value of Unvested Equity Awards and Accelerated
Options	105,586	(6)	105,586	(6)	105,586	(6)	105,586	(6)

Total	$480,586		$480,586		$293,086		$105,586

(1)	“CIC” means change in control, as defined within the employment agreement between Mr. Sorkin and the Company.

(2)	12 months base salary.

(3)	6 months base salary.

(4)	Pro rata bonus.

(5)	Full cash bonus otherwise payable.

(6)	Vesting of all stock options.

DIRECTOR COMPENSATION as of March 31, 2008

					Change in
	Fees				Pension Value
	Earned				and Nonqualified
	or Paid in			Non-Equity	Deferred
	Cash	Stock	Option	Incentive Plan	Compensation	All Other
Name	($)	Awards ($)	Awards ($) (2)	Compensation ($)	Earnings ($)	Compensation ($)	Total
David Fleet (1)	12,131		50,567				62,704
Judy Lau	20,000	—	234,638	—	—	—	254,638
Levi H. K. Lee	20,000	—	211,439	—	—	—	231,439
Donald F. Sinex	20,000	—	162,978	—	—	—	182,978

(1)	David Fleet was appointed to our board of directors on August 23, 2007.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the Fiscal Year 2008 for the fair value of the stock options granted to each director in 2008 in accordance with SFAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2007 grants, please refer to the notes in our financial statements. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named directors.

Overview of Compensation and Procedures
We generally compensate non-employee directors for their service as a member of the board of directors through the grant to each such director of 20,000 options to purchase shares of common stock upon joining the board. In addition, each non-employee director receives options to purchase 15,000 shares of Common Stock for each subsequent year of board service, options to purchase 3,000 shares of Common Stock for each year of service on the compensation committee and nominating committee, respectively, and options to purchase 5,000 shares of Common Stock for each year of service on the audit committee. In lieu of an award for each year of service on a committee, the audit committee chair receives options to purchase 10,000 shares of Common Stock for each year of service and the compensation committee and nominating committee chairs each receive options to purchase 6,000 shares of Common Stock for each year of service. Such options are generally granted at fair market value on the date of grant, vest ratably on a monthly basis over 2 years from the date of grant and expire 10 years from the date of grant. Additionally, non-employee directors receive $20,000 per year and are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the preceding Compensation Disclosure and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Disclosure and Analysis be included in this Proxy Statement.
Compensation Committee
Judy Lau, (Chair)
David M. Fleet
Donald F. Sinex

Stock Performance Graph
The following graph shows a comparison of cumulative total stockholder returns for our Common Stock, the S&P 500 Index and the Peer Group. The graph assumes the investment of $100 on April 1, 2003, and the reinvestment of all dividends. The performance shown is not necessarily indicative of future performance.
The information contained in the graph above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, or subject to Regulation 14A or 14C promulgated under the Exchange Act, other than as provided in Item 402 of the SEC’s Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that Immtech specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in such filing.

TOTAL STOCKHOLDER RETURNS
Total Return To Stockholder’s
(Dividends reinvested monthly)

	ANNUAL RETURN PERCENTAGE
	YEARS ENDED
Company Name / Index	Mar 04	Mar 05	Mar 06	Mar 07	Mar 08
Immtech Pharmaceuticals, Inc.	311.58	-32.93	-37.59	-25.80	-85.74
S&P 500 Index	35.13	6.67	11.71	11.83	-5.07
Peer Group	158.50	0.30	28.17	-14.58	-19.37
Peer Group Companies
Cubist Pharmaceuticals, Inc. (NASDAQ: CBST)
EntreMed, Inc. (NASDAQ: ENMD)
Encysive Pharmaceuticals, Inc. (NASDAQ: ENCY)

Security Ownership of Certain Beneficial Owners, Directors and Management
The following table sets forth, as of February 2, 2009, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of our common stock based upon the most recent information available to us for (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each director, (iii) each person listed in the “Summary Compensation Table” above and (iv) all executive officers and directors as a group. Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Immtech Pharmaceuticals, Inc., One North End Avenue, New York, NY 10282.

	Number of Shares	Percentage of
	of Common Stock	Outstanding Shares
Name and Address	Beneficially Owned	of Common Stock

Eric L. Sorkin(1)	353,551	2.06%
Cecilia Chan(2)	206,405	1.24%
Gary C. Parks(3)	172,611	1.04%
Carol Ann Olson, M.D., Ph.D.(4)	131,875	*
David M. Fleet(5)	24,836	*
Judy Lau(6)	129,209	*
Levi H.K. Lee, MD(7)	339,285	1.98%
Donald F. Sinex(8)	137,222	*

All executive officers and directors as a group (8 persons) (9)	1,494,994	8.33%

*	Less than one percent.

(1)
Includes (i) 193,355 shares of Common Stock; (ii) 20,362 shares of Common Stock issuable upon the conversion of Series A Preferred Stock; and (iii) 139,834 shares of Common Stock issuable upon the exercise of options as follows: vested option to purchase 22,000 shares of Common Stock at $14.29 per share by February 1, 2014, vested option to purchase 22,000 shares of Common Stock at $11.03 by November 15, 2014, the vested option to purchase 20,834 shares of Common Stock at $7.85 by January 24, 2016 and the vested option to purchase 75,000 shares of Common Stock at $5.74 by October 15, 2016.

(2)
Includes (i) 58,624 shares of Common Stock; (ii) 5,781 shares of Common Stock issuable upon the conversion of Series B Preferred Stock; and (iii) 142,000 shares of Common Stock issuable upon the exercise of options as follows: vested option to purchase 22,000 shares of Common Stock at $2.55 per share by December 24, 2012, vested option to purchase 25,000 shares of Common Stock at $21.66 per share by November 5, 2013, vested option to purchase 20,000 shares of Common Stock at $9.41 per share by September 7, 2014 and the vested option to purchase 75,000 shares of Common Stock at $5.74 by October 15, 2016.

(3)
Includes (i) 23,474 shares of Common Stock; (ii) 2,262 shares of Common Stock issuable upon the conversion of Series A Preferred Stock; and (iii) 146,875 shares of Common Stock issuable upon the exercise of options as follows: vested option to purchase 10,000 shares of Common Stock at $10.00 per share by July 19, 2011, vested option to purchase 25,000 shares of Common Stock at $2.55 per share by December 24, 2012, vested option to purchase 15,000 shares of Common Stock at $21.66 per share by November 5, 2013, vested option to purchase 15,000 shares of Common Stock at $9.41 per share by September 7, 2014, vested option to purchase 20,000 shares of Common Stock at $7.29 per share by January 23, 2016, the vested option to purchase 30,000 shares of Common Stock at $5.74 by October 15, 2016 and the vested portion of 31,875 of an option to purchase 45,000 shares of Common Stock at $6.35 by November 13, 2017.

(4)
Includes 131,875 shares of Common Stock issuable upon the exercise of options as follows: vested option to purchase 40,000 shares of Common Stock at $8.38 per share by October 17, 2014, vested option to purchase 30,000 shares of Common Stock at $7.29 per share by January 23, 2016, the vested option to purchase 30,000 shares of Common Stock at $5.74 by October 15, 2016 and the vested portion of 31,875 of an option to purchase 45,000 shares of Common Stock at $6.35 by November 13, 2017.

(5)
Includes 24,836 shares of Common Stock issuable upon the exercise of options as follows: the vested portion of 1,877 of an option to purchase 2,650 shares of Common Stock at $6.35 by November 13, 2017 and the vested portion of 22,959 of an option to purchase 29,000 shares of Common Stock at $7.45 by August 24, 2017.

(6)
Includes 129,209 shares of Common Stock issuable upon the exercise of options as follows: vested option to purchase 20,000 shares of Common Stock at $21.66 per share by November 5, 2013, vested option to purchase 21,000 shares of Common Stock at $14.29 per share by February 1, 2014, vested option to purchase 21,000 shares of Common Stock at $11.03 by November 15, 2014, vested option to purchase 21,167 shares of Common Stock at $7.85 by January 24, 2016, vested option to purchase 22,292 shares of Common Stock at $6.85 by August 17, 2017 and the vested portion of 23,750 of an option to purchase 28,500 shares of Common Stock at $6.85 by August 17, 2017.

(7)
Includes (i) 180,613 shares of Common Stock; (ii) 11,312 shares of Common Stock issuable upon the conversion of Series A Preferred Stock; (iii) 52,037 shares of Common Stock issuable upon the conversion of Series C Preferred Stock; and (iv) 117,264 shares of Common Stock issuable upon the exercise of options as follows: vested option to purchase 20,000 shares of Common Stock at $21.66 per share by November 5, 2013, vested option to purchase 18,000 shares of Common Stock at $14.29 per share by February 1, 2014, vested option to purchase 18,000 shares of Common Stock at $11.03 by November 15, 2014, vested option to purchase 19,000 shares of Common Stock at $7.85 by January 24, 2016, vested option to purchase 19,625 shares of Common Stock at $6.85 by August 17, 2017 and the vested portion of 22,639 of an option to purchase 27,167 shares of Common Stock at $6.85 by August 17, 2017.

(8)
Includes (i) 81,721 shares of Common Stock; and (ii) 55,501 shares of Common Stock issuable upon the exercise of options as follows: vested option to purchase 10,084 shares of Common Stock at $6.85 by August 17, 2017, the vested option to purchase 20,000 shares of Common Stock at $5.60 by October 22, 2016 and the vested portion of 25,417 shares of an option to purchase 30,500 shares of Common Stock at $6.85 by August 17, 2017.

(9)	See footnotes one through eight.

Equity Compensation Plan Information
The following table provides information as of March 31, 2008, regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding options,	outstanding options,	plans (excluding
	warrants and	warrants and	securities reflected in
	rights(1)	rights(1)	column(a))
Plan category (in thousands)	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	2,098,113	$8.53	1,593,274

Equity compensation plans not approved by security holders(3)	2,259,800	$8.20

Total	4,357,913	$8.36	1,593,274

(1)	As adjusted for reverse stock splits that occurred on each of July 24, 1998 and January 25, 1999.

(2)	This category consists solely of options.

(3)	This category consists solely of warrants

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our audit committee has appointed the firm of Virchow, Krause & Company, LLP, an independent registered public accounting firm, to be our independent auditors for the fiscal year ending March 31, 2009 and the board of directors recommends the stockholders vote for ratification of that appointment. Deloitte & Touche LLP served in this capacity for the fiscal year ended March 31, 2008.
The audit committee appoints our independent auditors annually and the board of directors subsequently requests ratification of such appointment by the stockholders at the Company’s annual meeting. The audit committee reviews and approves in advance the scope of the audit, the types of non-audit services that we will need and the estimated fees for the coming year. The audit committee also reviews and approves any non-audit services provided by our independent auditors to ensure that any such services will not impair the independence of the auditors. To the extent that our management believes that a new service or the expansion of a current service provided by our accountants is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.
Before making its selection, the audit committee carefully considered Virchow, Krause & Company, LLP’s qualifications as independent auditors, which included a review of Virchow, Krause & Company, LLP’s reputation for integrity and competence in the fields of accounting and auditing. The audit committee expressed its satisfaction with Virchow, Krause & Company, LLP in these respects.
Stockholder ratification of the audit committee’s selection of Virchow, Krause & Company, LLP as the Company’s independent auditors is not required by law, the Company’s bylaws or otherwise. However, the board of directors is submitting the audit committee’s selection of Virchow, Krause & Company, LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
Vote Required for Approval
The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the appointment of Virchow, Krause & Company, LLP as the Company’s independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE APPROVAL
OF THIS PROPOSAL NO. 2
Independent Registered Public Accounting Firm
Deloitte & Touche LLP served as our independent auditors for the fiscal years ended March 31, 1996 through March 31, 2008. The Company has discontinued using Deloitte & Touche LLP as its independent registered public accounting firm and the audit committee has selected Virchow, Krause & Company, LLP as the Company’s new independent registered public accounting firm for the fiscal year ending March 31, 2009. A representative of Virchow, Krause & Company, LLP will be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so, and be available to respond to appropriate questions.
The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP in fiscal years 2007 and 2008. Other than as set forth below, no professional services were rendered or fees billed by Deloitte & Touche LLP during the years ended March 31, 2007 or 2008.

	Fiscal Year	Fiscal Year
	2008	2007

Audit Fees(1)	$271,000	$218,000
Audit-Related Fees	0	0
Tax Fees(2)	$57,000	$6,000
All Other Fees	0	0

Total Fees	$328,000	$224,000

(1)
Includes fees and out-of-pocket expenses for the following services: Audit of the consolidated financial statements, quarterly reviews, SEC filings and consents, financial accounting and reporting consultation, and costs in our fiscal year ended March 31, 2008 preparing the 2008 audit requirement for compliance with Section 404 of the Sarbanes-Oxley Act and financial testing.

(2)	Includes fees and out-of-pocket expenses for tax compliance, tax planning and advice.
All work performed by the Deloitte entities as described above has been approved by the audit committee prior to the Deloitte entities’ engagement to perform such service. The audit committee pre-approves on an annual basis the audit, audit-related, tax and other services to be rendered by the Deloitte entities based on historical information and anticipated requirements for the following fiscal year. To the extent that our management believes that a new service or the expansion of a current service provided by the Deloitte entities is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.

AUDIT COMMITTEE REPORT
The members of the audit committee have been appointed by the board of directors. The audit committee is governed by a charter, which has been approved and adopted by the board of directors and which will be reviewed and reassessed annually by the audit committee. The audit committee is comprised of three independent directors.
The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.
The audit committee assists the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) the Company’s auditing, accounting and financial reporting processes.
In this context, the audit committee hereby reports as follows:
1.	We have reviewed and discussed the audited financial statements as of and for the year ended March 31, 2008 with management and the independent registered public accounting firm.
2.	The audit committee discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.
3.
The audit committee received from its independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with its independent auditors the independence of the auditors.

Based upon the review and discussion referred to in paragraphs (1) through (3) above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, for filing with the SEC.
Audit Committee
Donald F. Sinex (Chair)
Judy Lau
Levi H.K. Lee, M.D.

Compensation Committee Interlocks and Insider Participation
All compensation decisions made for the fiscal year ending March 31, 2008 were made exclusively by the independent directors serving on the compensation committee, with respect to our Chief Executive Officer, executive officers and other officers.
The members of the compensation committee for the fiscal year ending March 31, 2008 were Messrs. Lau, Fleet, and Sinex, none of whom were officers or employees of the Company or any of our subsidiaries for the fiscal year ending March 31, 2008 or in any prior year. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board or compensation committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders of a registered class of equity securities to file reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us, we believe that during the fiscal year ended March 31, 2008, except as disclosed below, our directors, executive officers and 10% stockholders timely filed all Section 16(a) reports applicable to them. Dr. Lee was late with one Form 4 filing due to an administrative error.
Annual Report and Financial Statements
A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2008, including audited financial statements, accompanies this notice of annual meeting and proxy statement. No portion of the annual report on Form 10-K is incorporated herein or is considered to be proxy-soliciting material.
We will provide without charge additional copies of our annual report on Form 10-K for the fiscal year ended March 31, 2008, to any stockholder upon written request. Requests should be directed to Immtech Pharmaceuticals, Inc., 150 Fairway Drive, Suite 150, Vernon Hills, Illinois 60061, Attention: Mr. Gary C. Parks.
Solicitation of Proxies
Our officers, directors and employees may solicit proxies from stockholders. We pay no additional compensation to our officers, directors or employees for such solicitation. Solicitations may be made personally, or by mail, facsimile or other electronic means, telephone, or messenger. We may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. Additionally, the board of directors may engage the firm of Georgeson & Company, Inc. to aid in the solicitation of proxies. The cost of solicitation will be borne by the Corporation and is estimated at $10,000.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Immtech stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, Immtech Pharmaceuticals, Inc. 150 Fairway Drive, Suite 150, Vernon Hills, Illinois 60061 or (3) contact our Gary C. Parks, at (847) 573-0033. Upon a written or oral request to the address or telephone number above, Immtech will promptly deliver a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Other Matters
The board does not intend to bring any other business before the meeting, and the board is not currently aware of any other matters to be voted on at the annual meeting except as disclosed in the notice of annual meeting of stockholders. However, if any other matters are properly presented at the annual meeting, those proxies granting such authority will be voted in respect thereof in accordance with the judgment of stockholders’ your proxy (one of the individuals named on your proxy card).
Stockholder Proposals for Next Annual Meeting
Any proposals of stockholders intended to be included in the proxy statement for the annual meeting relating to Immtech’s 2009 fiscal year must be received by us not later than June 24, 2009 and must otherwise comply with applicable requirements and laws. However, if Immtech changes the date of the annual meeting of stockholders relating to its 2009 fiscal year by more than 30 days from the anniversary of the date of the annual meeting of stockholders relating to its Fiscal Year 2008, then stockholders will have a reasonable time before Immtech begins to print and mail its proxy materials for the meeting relating to its 2009 fiscal year to submit proposals. All notices or proposals, whether or not to be included in our proxy materials, must be sent to our principal executive offices at One North End Avenue, New York, NY 10282, Attention: Gary Parks.

If a stockholder intends to submit a proposal at Immtech’s annual meeting relating to its 2009 fiscal year, which proposal is not intended to be included in Immtech’s proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Secretary of Immtech at the address in the preceding paragraph not later than July 24, 2009 and no earlier than June 24, 2009; provided, however, if the notice for the annual meeting relating to Immtech’s 2009 fiscal year is more than 90 days before the first anniversary of the date the notice was mailed for annual meeting relating to Immtech’s Fiscal Year 2008, notice by a stockholder will be timely if postmarked not less than the tenth day following the notice for the annual meeting relating to Immtech’s 2009 fiscal year.
Stockholders may contact Immtech’s Secretary for requirements for making stockholder proposals and nominating director candidates.
Stockholders are urged to complete, sign, date and mail the proxy in the enclosed envelope, postage for which has been provided for mailing in the United States. Your prompt response is appreciated.

IMMTECH PHARMACEUTICALS, INC.

ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IMMTECH PHARMACEUTICALS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 31, 2009
The undersigned hereby appoints Eric L. Sorkin and Gary C. Parks and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the shares of Immtech Pharmaceuticals, Inc. (“Immtech”) common stock that the undersigned is entitled to vote at Immtech’s Annual Meeting of Stockholders on March 31, 2009, at 1:00PM at the Grand Hyatt New York, 109 East 42nd Street, New York, NY 10017 and at any adjournment or postponement thereof.
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF IMMTECH’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, IN ACCORDANCE WITH THE JUDGMENT OF YOUR PROXIES.
All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.
PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE!

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., (CST) on March 31, 2009.

Vote by Internet
•	Log on to the Internet and go to www.envisionreports.com/IMM

•	Follow the steps outlined on the secured website.
To vote using the Internet
•	Call toll free 1-866-641-4276 in the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Shareholder Name

Proxy — IMMTECH PHARMACEUTICALS, INC.

A. Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR
Proposal 2.
Proposal No. 1 — Election of Directors
The board of directors recommends a vote FOR the listed nominees.

	FOR	WITHHOLD
01 — Eric L. Sorkin	☐	☐
02 — Cecilia Chan	☐	☐
03 — David M. Fleet	☐	☐
04 — Judy Lau	☐	☐
05 — Levi H.K. Lee, MD	☐	☐
06 — Donald F. Sinex	☐	☐
To withhold authority to vote for an individual nominee or nominees, print the name of such nominee(s) on the lines provided.

	FOR	AGAINST	ABSTAIN
Proposal No. 2 — to ratify the audit committee’s selection of Virchow, Krause & Company, LLP as Immtech’s independent registered public accounting firm for the fiscal year ending March 31, 2009.	☐	☐	☐

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

B. Non-Voting Items

Change of Address — Please print new address below.
Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

_____/_____/_____

ADMISSION TICKET
IMMTECH PHARMACEUTICALS, INC.
ANNUAL MEETING
Please tear off this Admission Ticket. If you plan to attend the annual meeting of stockholders, you will need this ticket to gain entrance to the meeting.
The annual meeting of stockholders will be held at the following address: the Grand Hyatt New York, 109 East 42nd Street, New York, NY 10017, at 1:00PM on March 31, 2009. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.